Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	IR Agency Contact:
Investor Relations	Becky Herrick
408-952-8449	Lippert/Heilshorn & Associates, Inc.
investorrelations@raesystems.com	415-433-3777
bherrick@lhai.com
RAE Systems Reports Fourth Quarter and Year-End 2008 Results
-Full Year 2008 Revenue Increased 5% Over 2007 -
SAN JOSE, Calif. – March 5, 2009 – RAE Systems Inc. (NYSE Alternext US: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental and government safety markets worldwide, reported results for the fourth quarter and year-ended December 31, 2008.
Fourth Quarter 2008 Financial Results
For the fourth quarter of 2008, RAE Systems revenue was $24.0 million, compared to $27.5 million for the same quarter in 2007. For the fourth quarter, the Americas contributed 36 percent of total revenue, Asia contributed 50 percent and Europe contributed 14 percent. Gross margin for the quarter was 44 percent, compared with 51 percent for the same quarter of 2007.
During the fourth quarter, the company recorded a $3.3 million non-cash goodwill impairment charge and $0.6 million of costs associated with the previously announced Foreign Corrupt Practices Act (FCPA) investigation. The net loss for the fourth quarter of 2008 including the aforementioned charges was $4.9 million or $0.08 per share, compared with a net loss of $7.5 million or $0.13 per share for the fourth quarter of 2007.
Full Year 2008 Financial Results
For 2008 RAE Systems reported revenue of $95.4 million, compared to $90.8 million in 2007, representing a five percent year-over-year increase. For the full year gross margin remained at 51 percent for both 2008 and 2007. In addition to the non-cash goodwill impairment charge of $3.3 million during the fourth quarter, the company recorded $4.0 million in expenses associated with the previously announced FCPA

FOR IMMEDIATE RELEASE
investigation. Combined, these charges amounted to eight percent of revenue. For the full year, the net loss, including the $7.3 million in aforementioned charges, was $7.2 million or $0.12 per share, compared with a net loss of $14.7 million or $0.25 per share for 2007.
Robert Chen, RAE Systems president and chief executive officer said, “In 2008, while operating in a difficult economy, we grew our installed base and expanded our markets from 85 countries to 95. We have strengthened our senior management team in China. Recurring revenue from our installed base is increasing, and we delivered quarterly and annual revenue of $24.0 million and $95.4 million, respectively. For the full year, we maintained annual gross margins of 51 percent and we reduced our controllable operating expenses. Had it not been for our FCPA investigation expenses and a charge for impairment of goodwill the company would have been profitable for the year. We are confident of our position in the markets we serve, and we believe we can match our 2008 revenue performance in 2009, with the possibility of a modest year-over-year improvement.”
2008 Business Highlights
•	The company’s two largest orders for the year were awarded by:
o	The United States National Guard Civil Support teams for AreaRAE Steel to upgrade their wireless gas and radiation sensor networks, and

o	The Beijing International Airport in preparation for the 2008 Beijing Olympics.
•	Secured first orders for MeshGuard from major oil exploration firms.

•	Won awards for other energy specific products from Bahrain, Brunei, Canada, China, Germany, Indonesia, Kuwait, Mexico, Singapore and the United States.

•	Continued to secure orders from first responders in China, Germany, Japan, Kuwait, Spain and Vietnam, as well as, US municipalities for the wireless AreaRAE and other handheld products.

FOR IMMEDIATE RELEASE
•	Launched eight new products:
o	Four new volatile organic compound (VOC) monitors, three of which include Bluetooth wireless interfaces for data management:
▪	The MiniRAE 3000 for general purpose VOC measurement;

▪	the ppbRAE 3000 for parts per billion VOC measurement;

▪	the compound specific UltraRAE 3000 for benzene measurement; and

▪	the MiniRAE Lite.
o	QRAE 2 Pumped, 4-gas monitor for OSHA and ATEX compliance driven confined space entry.

o	RAE Link 3, the new wireless modem/repeater to increase the flexibility of AreaRAE, MiniRAE 3000, ppbRAE 3000, MultiRAE and other wirelessly enabled products.

o	ToxiRAE 3, the next generation single gas monitor, and the AutoRAE Lite a fast, single gas, calibration and bump test station.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include disposable gas detection tubes, single gas personal monitors, multi-sensor chemical detection monitors, photoionization (PID) monitors for volatile organic compounds (VOCs), wireless gas detection systems, and radiation monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in 95 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors, the resolution of issues associated with the Company’s Foreign Corrupt Practices Act,

FOR IMMEDIATE RELEASE
investigation and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$14,845	$15,906
Trade notes receivable	1,870	2,793
Accounts receivable, net of allowances of $3,472 and $2,060, respectively	20,961	22,749
Accounts receivable from affiliate	100	21
Inventories, net	17,604	17,542
Prepaid expenses and other current assets	4,991	2,930
Income taxes receivable	895	2,069

Total current assets	61,266	64,010

Property and equipment, net	14,976	12,258
Intangible assets, net	3,342	3,827
Goodwill	—	3,143
Investments in unconsolidated affiliates	467	425
Other assets	1,124	1,680

Total assets	$81,175	$85,343

LIABILITIES, MINORITY INTEREST IN CONSOLIDATED ENTITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,387	$6,071
Accounts payable to affiliate	382	411
Payable to Fushun shareholder	64	609
Bank lines of credit	2,584	2,618
Accrued liabilities	12,318	12,098
Notes payable to related parties, current	1,329	191
Income taxes payable	425	674
Deferred revenue, current	631	488

Total current liabilities	24,120	23,160

Deferred revenue, non-current	685	514
Deferred tax liabilities, non-current	83	277
Deferred gain on sale of real estate	5,079	5,794
Other long-term liabilities	1,292	1,487
Notes payable to related parties, non-current	1,219	2,370

Total liabilities	32,478	33,602

MINORITY INTEREST IN CONSOLIDATED ENTITIES	5,481	5,385

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,443,914 and 59,171,980 shares issued and outstanding, respectively	59	59
Additional paid-in capital	62,549	60,957
Accumulated other comprehensive income	6,555	4,135
Accumulated deficit	(25,947)	(18,795)

Total shareholders’ equity	43,216	46,356

Total liabilities, minority interest in consolidated entities and shareholders’ equity	$81,175	$85,343

RAE Systems Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Month Ended
	December 31		Year Ended December 31,
	2008	2007	2008	2007
Net sales	$24,022	$27,513	$95,383	$90,836
Cost of sales	13,528	13,548	47,168	44,428

Gross profit	10,494	13,965	48,215	46,408

Operating expenses:
Sales and marketing	5,429	8,111	21,427	25,434
Research and development	1,843	2,659	6,665	7,973
General and administrative	5,283	4,350	22,864	17,767
Reduction of goodwill	3,348	—	3,348	—
(Gain) loss on abandonment of lease	—	—	—	(595)

Total operating expenses	15,903	15,120	54,304	50,579

Operating loss from continuing operations	(5,409)	(1,155)	(6,089)	(4,171)
Other income (expense):
Interest income	51	17	173	162
Interest expense	(105)	(237)	(397)	(705)
Other, net	(465)	(270)	(575)	58
Equity in gain (loss) of unconsolidated affiliates	69	38	43	3

Loss from continuing operations before income taxes and minority interest	(5,859)	(1,607)	(6,845)	(4,653)
Income tax expense (benefit)	(621)	5,480	538	5,883

Loss before minority interest	(5,238)	(7,087)	(7,383)	(10,536)
Minority interest in income (loss) of consolidated subsidiaries	335	(41)	220	(6)

Loss from continuing operations	(4,903)	(7,128)	(7,163)	(10,542)
Loss from discontinued operations, net of tax	—	(378)	11	(4,154)

Net loss	$(4,903)	$(7,506)	$(7,152)	$(14,696)

Net loss per share — basic and diluted Continuing operations	$(0.08)	$(0.12)	$(0.12)	$(0.18)
Discontinued operations	—	(0.01)	—	(0.07)

Net loss per share — basic and diluted	$(0.08)	$(0.13)	$(0.12)	$(0.25)

Weighted average common shares outstanding — Basic	59,333	58,989	59,204	58,852
Stock options and warrants	—	—	—	—

Weighted average common shares outstanding — Diluted	59,333	58,989	59,204	58,852

The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net sales:

	Three Month Ended
	December 31		Year Ended December 31,
	2008	2007	2008	2007
Net sales	100%	100%	100%	100%
Cost of sales	56%	49%	49%	49%

Gross profit	44%	51%	51%	51%

Operating expenses:
Sales and marketing	22%	29%	22%	28%
Research and development	8%	10%	7%	9%
General and administrative	22%	16%	24%	19%
Reduction of goodwill	14%	0%	4%	0%
(Gain) loss on abandonment of lease	0%	0%	0%	-1%

Total operating expenses	66%	55%	57%	55%

Operating loss from continuing operations	-22%	-4%	-6%	-4%
Other income (expense):
Interest income	0%	0%	0%	0%
Interest expense	0%	-1%	0%	-1%
Other, net	-2%	-1%	-1%	0%
Equity in gain (loss) of unconsolidated affiliates	0%	0%	0%	0%

Loss from continuing operations before income taxes and minority interest	-24%	-6%	-7%	-5%
Income tax expense (benefit)	-3%	20%	1%	6%

Loss before minority interest	-21%	-26%	-8%	-11%
Minority interest in income (loss) of consolidated subsidiaries	1%	0%	0%	0%

Loss from continuing operations	-20%	-26%	-8%	-11%
Loss from discontinued operations, net of tax	0%	-1%	0%	-5%

Net loss	-20%	-27%	-8%	-16%